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                                                                 Exhibit 16.2





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549



Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-k of View Tech, Inc. dated April 21, 1997.



CARPENTER, KUHEN & SPRAYBERRY

Oxnard, CA
April 28, 1997